MERGER AGREEMENT

                                       AND

                             PLAN OF REORGANIZATION




                          DATED AS OF SEPTEMBER 1, 1997



                                  BY AND AMONG


                 TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.,

                       RESEARCH TECHNOLOGY ANALYSIS CORP.,

                         RESEARCH ANALYSIS CORPORATION,

                                  JEFF HANSER,

                                       AND

                               BRUCE L. BLACKFORD

                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

         MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 1, 1997 (the "Agreement"), by and among Transition Analysis Component Technology, Inc., a Delaware corporation ("Parent"), Research Technology Analysis Corp., a California corporation and a wholly owned Subsidiary of Parent ("Acquisition Co."), Research Analysis Corporation, a California corporation (the "Company"), and the Company's shareholders listed on the signature page to this Agreement (the "Shareholders").


                                    RECITALS
                                    --------

         WHEREAS, the boards of directors of Parent, Acquisition Co. and the Company have approved (a) the merger of Acquisition Co. with and into the Company pursuant to this Agreement (the "Merger") and (b) the transactions contemplated hereby upon the terms and subject to the conditions set forth herein; and

         WHEREAS, it is intended that Parent, Acquisition Co. and the Company and their respective Shareholders (except to the extent such Shareholders receive cash in lieu of fractional shares) will recognize no gain or loss for Federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder as a result of the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:


                               DEFINITIONS ARTICLE

         For purposes of this Agreement, the following terms have the following respective meanings:

         "Accounts Receivable" means all trade and other accounts receivable and notes and loans receivable related to or generated by the business of the Company, excluding credits, returns, and rebates.

         "Acquisition Co." means Research Technology Analysis Corp., a California corporation.

         "Acquisition Co. Common Stock" has the meaning set forth in Section 3.2 below.

         "Adjusted Merger Consideration" has the meaning set forth in Section 3.1(b)(ii) below.

         "Affiliate" has the meaning set forth in Rule 12d-2 under the Securities Exchange Act of 1934, as amended.

         "Books and Records" has the meaning set forth in Section 4.11(g) below.

         "California Code" means the California General Corporation Law.

         "Closing" has the meaning set forth in Section 3.5 below.

         "Closing Date" has the meaning set forth in Section 3.5 below.

         "Code" has the meaning set forth in the second Recital of this Agreement.

         "Company" means Research Analysis Corporation, a California corporation.

         "Company Common Stock" has the meaning set forth in Section 3.1(a) below.

         "Company Intellectual Property" has the meaning set forth in Section
4.26 below.

         "Default" means an event of default as defined in any contract, document, agreement, or instrument, or any event which, with passage of time or the giving of notice or both, would constitute an event of default or other breach under such contract, document, agreement, or instrument.

         "Effective Time" has the meaning set forth in Section 1.2 below.

         "Employment Agreements" means agreements, understandings, contracts or arrangements, written or oral, with any Person to which the Company is a party relating to employment, non-competition, management or consulting, including with respect to the payment of bonuses or incentives.

         "End-User Licenses" has the meaning set forth in Section 4.26 below.

         "Environmental Laws" means, any federal, state, local or foreign laws (including without limitation the common law), ordinance, rule, regulation, Order, demand letter, request for information, or schedule or time table set forth in any Federal, state, local or foreign law (including, without limitation, the common law), ordinance, rule, regulation, Order, demand letter or request for information issued, promulgated, approved or entered thereunder relating to pollution or protection of the environment or to occupational health or safety, including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or


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


industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land, surface or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means all trades or businesses (whether or not incorporated) which are members of a group of which the Company is a member and which are under common control within the meaning of Code Section 414(b) or (c).

         "Financial Statements" means the unaudited (a) balance sheet of the Company as at August 31, 1996 and 1995, respectively, and statement of income, statement of retained earnings and statement of cash flows of the Company for the three years ended August 31, 1996 and 1995, respectively and (b) the Interim Statements, in each case prepared in accordance with GAAP.

         "GAAP" means generally accepted accounting principles applied in the preparation of the Financial Statements of the Company and (a) shall be consistent with the then effective principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors and (b) shall be applied on a consistent basis in accordance with past practices applicable to the Company.

         "Governmental Body" means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, authority, court, agency or instrumentality, domestic or foreign.

         "Government Contract" has the meaning set forth in Section 4.19 below.

         "Hazardous Substance" means any substance or material regulated by any Environmental Law, and in the regulations adopted and publications promulgated pursuant thereto and include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, asbestos or any material containing asbestos.

         "Holdback" has the meaning set forth in Section 3.6 below.

         "Holdback Payment Date" has the meaning set forth in Section 3.6 below.

         "Indemnification Notice" has the meaning set forth in Section 8.4(a) below.

         "Indemnified Party" has the meaning set forth in Section 8.4(a) below.

         "Indemnifying Party" has the meaning set forth in Section 8.4(a) below.


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


         "Interim Statements"  has the meaning set forth in Section 4.10 below.

         "Market Value" means, with respect to the Parent Common Stock, the average of the closing bid prices for Parent Common Stock in the over-the-counter market (or on the NASDAQ) for the ten (10) trading days (on which Parent Common Stock actually traded) prior to the date on which Market Value is being determined; provided, that if Parent Common Stock has not traded in the over-the-counter market (or on the NASDAQ) on at least ten separate dates during the twenty business day period ending with the business day immediately prior to the date on which Market Value is being determined, then "Market Value" shall mean, with respect to the Parent Common Stock, the average of the closing bid prices for Parent Common Stock in the over-the-counter market (or on the NASDAQ) for the twenty (20) business day period ending with the business day immediately prior to the date on which Market Value is being determined regardless of the number of days during such period Parent Common Stock was actually traded.

         "Material Adverse Effect" means a material adverse effect on the business, prospects, assets, operations, properties or condition (financial or otherwise) of the Company (or, after the Effective Time, the Surviving Corporation; or, in the case of Section 5.5(b) above, the Parent), or an effect which could reasonably foreseeably impair the ability of a Person to perform any obligation under this Agreement.

         "Merger Consideration" has the meaning set forth in Section 3.1(b)(ii) below.

         "Options" has the meaning set forth in Section 3.1(b)(ii) below.

         "Order" means any order, writ, injunction, decree, judgment, award, determination, direction, stipulation or demand of a Governmental Body.

         "Parent" means Transition Analysis Component Technology, Inc., a Delaware corporation.

         "Parent Common Stock" has the meaning set forth in Section 3.1(b)(i) below.

         "Parent Employment Agreements" means the employment agreements between the Parent and each Shareholder effective after the Effective Time, in the form attached hereto as Exhibit A.

         "Person" means any natural person, corporation, limited liability company, limited liability partnership, firm, trust, partnership, business trust, joint venture, association, Governmental Body, or any other entity whether acting in an individual, fiduciary or other capacity.

         "Plan" has the meaning set forth in Section 4.17 below.

         "Several Representations and Covenants" means, with respect to a Shareholder and as pertains solely to such Shareholder, such Shareholder's representations and warranties set forth in Sections 4.2 and 4.5 and such Shareholder's covenants set forth in Sections 6.8 and 6.9.

         "Share Consideration" has the meaning set forth in Section 3.1(b)(i) below.

         "Shareholders' Knowledge" means the actual knowledge or awareness after the inquiry, of any Shareholder.

         "Subsidiary" means (a) any corporation or other entity with respect to which another Person, directly or indirectly, has the power to vote or direct the voting of securities sufficient to elect a majority of the directors or other managers or (b) any corporation or other entity with respect to which another corporation or entity, direct or indirectly, owns fifty percent (50%) or more of the aggregate equity interest therein.

         "Surviving Corporation" has the meaning set forth in Section 1.1 below.

         "Taxes" means all types of Federal, state, local, foreign or other taxes, changes, fees and similar items of any kind, including, without limitation, income, franchise, gross receipt, transfer, value added, sales, use, wage and/or employment or unemployment, excise, disability, real and personal property, superfund, capital or other taxes, levies, imports, duties, license and registration fees, assessments, and governmental charges of any nature whatsoever relating to any of the foregoing, together with any interest, penalties, fines, assessments, additions and deficiencies related thereto for which the Company may have any direct or indirect liability.

         "Term", when used in Section 6.8 and Section 6.9 below with respect to a Shareholder's obligations thereunder, means the "Term" as defined in such Shareholder's Parent Employment Agreement.

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time in accordance with the California Code, Acquisition Co. shall be merged with and into the Company and the separate existence of Acquisition Co. shall thereupon cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

         SECTION 1.2 Effective Time of the Merger. The Merger shall become effective at such time (the "Effective Time") as an Agreement of Merger and an Officer's Certificate of Approval of the Agreement of Merger of each of the Company and Acquisition Co., in the forms set forth as Exhibit B hereto, are filed with the Secretary of State of the State of California (collectively, the "Merger Filing"); The Merger Filing shall be made simultaneously with the Closing.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

         SECTION 2.1 Certificate of Incorporation. Immediately following the Effective Time, the Surviving Corporation's Certificate of Incorporation shall be as set forth in the Merger Filing.

         SECTION 2.2 By-Laws. The By-Laws of Acquisition Co. as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Certificate of Incorporation of the Surviving Corporation and the California Code.

         SECTION 2.3 Directors. The Board of Directors of Acquisition Co. immediately prior to the Effective Time shall constitute the Board of Directors of the Surviving Corporation, until such time as such Board of Directors and the composition thereof shall be changed in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation as in effect from time to time after the Effective Time.


                                   ARTICLE III

                              CONVERSION OF SHARES

         SECTION 3.1 Conversion of Company Common Stock in the Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company:

                  (a) each share of Common Stock of the Company ("Company Common Stock") owned by the Company or by a Subsidiary of the Company immediately prior to the Effective Time shall be canceled and shall cease to exist from after the Effective Time;

                  (b) each remaining issued and outstanding share of Company Common Stock shall, subject to Sections 3.3 and 3.6 and Article VIII hereof, be converted into the right to receive, and become exchangeable for,

                      (i) 0.212133 shares (the "Share Consideration") of validly issued, fully paid and nonassessable common stock, $0.01 par value per share, of Parent ("Parent Common Stock"); and

                      (ii) options (in the form attached hereto as Exhibit D, the "Options") to purchase 0.212133 shares of Parent Common Stock (the Share Consideration and the Options, collectively the "Merger Consideration" and, after any adjustments pursuant to Section 3.6 and
         Article VIII below, the "Adjusted Merger Consideration"); and

                  (c) each unexpired option and other right to purchase Company Common Stock that is outstanding at the Effective Time shall automatically and without any action on the part of the holder thereof be canceled and shall cease to exist from and after the Effective Time.

         SECTION 3.2 Conversion of Acquisition Co. Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Acquisition Co., each issued and outstanding share of Common Stock of Acquisition Co. ("Acquisition Co. Common Stock") shall be converted into one share of common stock, of the Surviving Corporation.

         SECTION 3.3  Exchange of Certificates.

                  (a) Subject to the terms of this Agreement, from and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to the Parent, a certificate or certificates representing the number of whole shares of Parent Common Stock to which such holder is entitled pursuant to Section 3.1(b)(i), any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 3.4, and the Options which such holder is entitled to pursuant to Section 3.1(b)(ii).

                  (b) From and after the Effective Time, Acquisition Co. shall be entitled to treat outstanding certificates which immediately prior to the Effective Time represented shares of Acquisition Co. Common Stock, as evidencing the ownership of the number of full shares of Common Stock of the Surviving Corporation which the holder of the shares of Acquisition Co. Common Stock represented by such certificates is entitled to receive pursuant to Section 3.2, and the holder of such certificates shall not be required to surrender such certificates for exchange. Shares of Common Stock of the Surviving Corporation which the holder of shares of Acquisition Co. Common Stock is entitled to receive in the Merger shall be deemed to have been issued at the Effective Time.

         SECTION 3.4 No Fractional Securities. Notwithstanding any other provision of this Agreement to the contrary, no certificates or script for fractional shares of Parent Common Stock shall be issued in the Merger and no Parent Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock upon surrender of certificates evidencing Company Common Stock for exchange pursuant to this Article III shall be entitled to receive from Parent a cash payment equal to such fraction multiplied by $3.00.

         SECTION 3.5 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP, 750


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


Lexington Avenue, New York, New York 10022, 8th Floor on the date hereof (the "Closing Date") at 10:00 a.m. New York City Time.

         SECTION 3.6 Holdback. At the Closing, the aggregate Merger Consideration less 10,000 shares of Parent Common Stock (the "Holdback") shall be paid and issued in accordance with this Agreement. Subject to any setoffs to which the Surviving Corporation is entitled hereunder and pursuant to Article VIII hereof, (i) one-half of the Holdback shall be paid on the first anniversary of the Closing Date and (ii) the balance of the Holdback shall be paid on the second anniversary of the Closing Date. Each such payment date is referred to herein as a "Holdback Payment Date". Subject to the Shareholders' right to pay amounts in cash to the Surviving Corporation on or before the next Holdback Payment Date pursuant to Section 8.5 below, to the extent that the Surviving Corporation is entitled to indemnification under Article VIII, an appropriate amount shall be deducted from the Holdback. Amounts payable out of the Holdback pursuant to this Section 3.6 and/or Article VIII below shall be paid from the Holdback where such shares of Parent Common Stock shall be valued at the greater of (X) $3.00 per share and (Y) their then current Market Value. With respect to the shares of Parent Common Stock in the Holdback, during the term of the Holdback, the Shareholders shall be entitled (1) to any dividends paid on such shares, and (2) to exercise all voting rights in respect of such shares. Any rights of the Shareholders in respect of such shares pursuant to this Agreement shall not be assignable.

         SECTION 3.7 Value of Options. The parties hereto agree and acknowledge that, based on (a) the recent trading range of Parent Common Stock, (b) the exercise price of the Options, (c) the contingencies which must be satisfied in order for portions of the Options to become vested in accordance with their terms, and (d) the prospects of the Parent, the value of the Options is $.10 per each share of Parent Common Stock underlying the Options. No party hereto shall file any Tax returns (or treat any item thereon) or make any other statement or submission to the Internal Revenue Service, or any comparable state agency, or any court or Governmental Body, which is inconsistent, in whole or part, with the valuation of the Options expressed in this Section 3.7; provided that the obligations under this Section 3.7 shall not be effective to the extent that any such obligation is inconsistent with the final determination of a taxing authority upon completion of an audit.


                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                         OF THE COMPANY AND SHAREHOLDERS

         The Company and each of the Shareholders hereby, jointly and severally, represent, warrant and covenant to the Parent and Acquisition Co. as follows:

         SECTION 4.1 Organization and Authorization. The Company is a corporation duly organized, validly existing and in good standing under the laws of California, the jurisdiction of its incorporation. The Company is qualified to do business and in good standing in each state where the character of the real properties owned or held under lease or the nature of business transacted by the Company makes qualification therein by the Company as a foreign corporation necessary or where the failure to be so qualified or to be in good standing therein could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.2 Enforceable Obligation. Except as set forth on Disclosure
Schedule 4.2 attached hereto, the execution, delivery and performance of this Agreement and all agreements, instruments and documents to be delivered by the Company and each of the Shareholders hereunder, (a) are within the power and authority of the Company and such Shareholder, (b) do not require the consent or approval of or filing with any Governmental Body or any other Person other than as otherwise provided herein, (c) will not conflict with, result in the breach of, or constitute a Default under, any of the terms, conditions or provisions of the certificate of incorporation or by-laws of the Company, (d) will not violate any law, statute, rule, regulation or Order of any Governmental Body, (e) will not conflict with, result in the breach of, or constitute a Default under any indenture, mortgage, deed of trust, lease, agreement, contract or other instrument to which the Company or such Shareholder is a party or by which it or any of its or his property is bound, and (f) will not result in the creation or imposition of any lien upon any of the property of the Company or such Shareholder, other than as contemplated by this Agreement and the agreements, instruments and documents executed in connection with the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of each Shareholder enforceable against him in accordance with its terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable or legal remedies may be subject to equitable defenses, equitable principles and to the discretion of the court before which any proceeding therefor may be brought. The agreements and other documents and instruments attached as Exhibits and Disclosure Schedules hereto to which the Company or such Shareholder is a signatory have been duly authorized, executed and delivered by the Company or such Shareholder and constitute the legal, valid and binding obligations of the Company and such Shareholder, enforceable against each of them in accordance with their respective terms, except that (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (y) the remedy of specific performance and injunctive and other forms of equitable or legal remedies may be subject to equitable defenses, equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 4.3 Capitalization. The authorized capital stock of the Company consists solely of 10,000,000 shares of Common Stock, of which 211,684 shares of Common Stock are issued and outstanding. All issued and outstanding shares of the authorized capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Disclosure
Schedule 4.3 there are no voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting or dividend rights with respect to any shares of the capital stock of the Company or with respect to the transfer of any such shares. Except as set forth in Disclosure
Schedule 4.3, the Company does not control, alone or in combination with others, any Person. Except as set forth in Disclosure Schedule 4.3, there do not exist any options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements obligating the Shareholders, the Company, or any of them, to issue, transfer or sell any shares of the capital stock of the Company or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock. Except as set forth in Disclosure Schedule 4.3, the Company has no liabilities of any nature whatsoever to any of the Shareholders, whether or not accrued, and whether fixed or contingent, or due or to become due, or liquidated or unliquidated. There exist no preemptive rights arising with respect to any capital stock of the Company, or of any Person which was, at any time, directly or indirectly, a Subsidiary of the Company, whether under provision of law, its respective certificate of incorporation, or any agreement or instrument to which the Company or any such Subsidiary is a party.

         SECTION 4.4 Governing Instruments. True and complete copies of the certificate of incorporation and by-laws of the Company, as amended up until the Effective Time, and true and correct copies of all minutes of meetings of the directors and Shareholders, and of all consents in lieu thereof of the Company have been delivered to the Parent. To the extent such copies of minutes are delivered unsigned, they are identical to duly executed copies thereof.

         SECTION 4.5 Clear Title to Shares. Each of the Shareholders is on the date hereof the lawful record and beneficial owner of his shares of Company Common Stock, free and clear of all claims, mortgages, pledges, liens, encumbrances, security interests and adverse interests of every nature whatsoever, and the Shareholders collectively own, beneficially and of record, all issued and outstanding shares of capital stock of the Company, and, upon consummation of the Merger, no other Person shall have any claim to the Merger Consideration or the right to contest the Merger.

         SECTION 4.6 Title to Assets; Condition; Possession under Lease; Assets.
                     -----------------------------------------------------------

                  (a) The Company has good and marketable title to, or valid leasehold interests in, all its assets, subject to no liens, mortgages, pledges, charges, security interests, options to purchase or other encumbrances of any kind or character except: (i) as shown on its Financial State ments, (ii) liens for current Taxes not yet due and payable, (iii) liens, imperfections of title and easements which do not, either individually or in the aggregate, materially detract from the value of, or interfere with the present use of, the properties subject thereto or affected thereby, or otherwise impair the operations of the Company, (iv) mechanics', carriers', workers', repairmens', and other similar liens arising or incurred in the ordinary course of its business, securing amounts not yet due and payable, (v) rights of customers with respect to inventory and work-in-process in amounts included within accounts payable in the Financial Statements, (vi) encumbrances consisting of leases with third parties as set forth on Disclosure Schedule 4.6 and (vii) as otherwise reflected on Disclosure Schedule 4.6.


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


                  (b) The assets constitute all of the properties, assets, rights, contracts, leases, easements, permits, licenses and real and personal property heretofore utilized by the Company in the conduct of its operations.

                  (c) The real and personal property owned or leased by the Company, including, without limitation, all equipment and machinery of the Company, are in good order and proper repair and, to the Shareholders' Knowledge, meet all standards, clearances and ratings in effect on the date hereof in respect of those rules and regulations promulgated by any Governmental Body applicable thereto, except for (i) minor items of machinery and equipment which will require replacement or repair in the ordinary course of business, the temporary lack of use of which will not materially disrupt normal business, and
(ii) minor defects which do not interfere in a material way with the continued use thereof.

                  (d) Disclosure Schedule 4.6 hereto identifies all real property owned by the Company and all improvements located thereon, all unexpired options held by the Company or contractual obligations on its part to purchase or sell any interest in real property, and all mortgages held by the Company (other than investment securities). There exists no event constituting a Default under any such mortgage and no notice of deficiency has been issued with respect thereto except as set forth on Disclosure Schedule 4.6. The real property identified on such Disclosure Schedule 4.6 as owned by the Company is the same as the real property owned by the Company on June 30, 1997, and the condition thereof, including the improvements thereon, has not deteriorated since such date, reasonable wear and tear excepted.

                  (e) Each lease or license of an Asset is a valid and subsisting obligation enforceable in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, or to legal or equitable principles, relating to or limiting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable or legal relief are subject to certain equitable defenses or equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

                  (f) Except as set forth on Disclosure Schedule 4.6, none of the Shareholders nor any third party owns or has any rights in any assets or property used to carry on the business or operations of the Company.

                  (g) Such of the assets as constitute inventory on the date hereof is in good and merchantable condition and usable for its intended purpose, and, as to finished goods inventory, saleable at its normal gross profit margins experienced over the last twelve (12) months. Except as set forth on Disclosure Schedule 4.6, no item of inventory, whether of raw material, work-in-process or finished goods, is damaged, obsolete or in excess of the Company's reasonable requirements based on its business experience.

                  (h) Disclosure Schedule 4.6 hereto is a true and correct list of all of the machinery and equipment owned or leased by the Company as of a date no earlier than 10 days prior to the date hereof having an initial cost exceeding $10,000 or requiring annual lease payments exceeding $10,000, and, as to each item under lease or license, a brief description of the material terms of such lease. Except as provided in Section 4.6 (a), the Company has good and marketable title to the machinery and equipment, merchandise, materials, supplies and other property of every kind, tangible or intangible, which are shown as assets on the most recent Financial Statements, or which, whether or not shown on the Financial Statements, were acquired directly or indirectly by the Company through the purchase of assets or stock from or through merger, consolidation or other transaction with, another Person, except for machinery and equipment and other assets which have been consumed, sold or disposed of in the ordinary course of business since the date of those Financial Statements or such acquisition, free and clear of all claims, liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except (i) as set forth on Disclosure Schedule 4.6 hereto and (ii) liens, encumbrances, and charges which are incurred to finance the purchase of the property subject thereto, which do not cover any other property and which secure indebtedness therefor in an amount, unless set forth on said Disclosure Schedule 4.6, which is no greater than the initial cost of such property and which is reflected in the Financial Statements and which, absent a foreclosure of such liens, do not impose any restrictions on the operation of such property contrary to the use thereof in the operation of the Company's business.

                  (i) The Company has complied with all obligations under all material leases to which it is a party or to which it has succeeded by merger or acquisition of stock or assets of any other Person and under which it is in occupancy and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under such leases; and, to the Shareholders' Knowledge, no other party to any such lease is in material default thereunder.

                  (j) The assets, facilities, rights and property (including, without limitation, all Intellectual Property) owned, leased and/or in use by the Company in the operation of its business evidenced in the Books and Records and in the Financial Statements constitute all of the assets, rights, properties, interests, leases, easements, permits, licenses and real and personal property heretofore utilized by the Company in the operations of the Company's business.

         SECTION 4.7 Litigation; Observance of Statutes, Regulations and Orders.
                     -----------------------------------------------------------

                  (a) Litigation. Except as set forth on Disclosure Schedule 4.7 attached hereto, there is no litigation, at law or in equity, or proceeding before any Governmental Body or any arbitration pending, or, to Shareholders' knowledge, threatened against or relating to any of the Shareholders or the Company, which is likely to involve any material risk of any judgment or liability not covered by insurance, which, if adversely decided, could or is reasonably likely to have a Material Adverse Effect, or which seeks to enjoin the consummation of, or questions the validity of, any of the transactions contemplated hereby, or which would question the validity or enforceability or impair the validity or enforceability of or the ability of the Shareholders to perform their respective obligations under this Agreement or any agreement contemplated hereby or which would question the validity or enforceability or impair the ability of the Company to perform its obligations under any instrument, document or agreement contemplated hereby, and no Order of any Governmental Body or arbitrator has been issued against or binds any of the Shareholders or the Company which has, or could have, a Material Adverse Effect. To the Shareholders' knowledge, no basis exists for the commencement of any such litigation or proceeding.

                  (b) Governmental Order Violations. Neither any of the Shareholders nor the Company is in violation of or Default with respect to any Order of any arbitrator or Governmental Body where such violation or Default is reasonably likely to have a Material Adverse Effect, and, to Shareholders' Knowledge, there is no basis for there to be declared any such violation or Default.

                  (c) Statutory Violations. Neither any of the Shareholders nor the Company is in violation of any statute or any rule or regulation of any Governmental Body (including, without limitation, Environmental Laws) the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its officers, directors, employees, agents, Shareholders or representatives has made, directly or indirectly, with respect to the business of the Company, any illegal political contributions, payments from corporate funds not recorded in the Books and Records of the Company, payments from corporate funds that were falsely recorded on the Books and Records of the Company, payments from corporate funds to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions or illegal payments from corporate funds to obtain or retain business.

         SECTION 4.8 Licenses, Permits, Etc. The Company possesses adequate licenses, clearances, ratings, permits and franchises, and all rights with respect thereto, to conduct its business substantially as now and heretofore conducted, and, to the Shareholders' Knowledge, except as otherwise set forth on Disclosure Schedule 4.8 hereof, without any conflict with the rights of others in any such license, clearance, rating, permit or franchise. Except for instances previously remedied, neither the Company nor any of the Shareholders has knowledge or has received notice of termination, revocation or limitation of, or of the pendency or threatened commencement of any proceeding to terminate, revoke or limit any such licenses, clearances, ratings, permits or other approvals by the Governmental Body or other Person issuing same.

         SECTION 4.9  Taxes and Tax Returns.

                  (a) [Intentionally Left Blank]

                  (b) Except as disclosed on Disclosure Schedule 4.9, (i) all returns and reports of every kind with respect to Taxes, which are due to have been filed in accordance with any applicable law on or before the date hereof, have been duly filed and are true, correct and complete in all material respects; (ii) all Taxes (including, without limitation, all Tax deposits and estimated Taxes) for which the Company has any liability and which are required to have been paid on or before the date hereof have been paid in full; (iii) the amounts accrued as liabilities for Taxes

(whether accrued as currently payable or deferred Taxes) on the Books and Records of the Company and reflected in the Financial Statements are adequate to satisfy all unpaid liabilities for Taxes of the Company through the date hereof, including Taxes accruable upon income earned through the date hereof; (iv) there are no extensions of time in effect with respect to the dates on which any returns or reports of Taxes were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any return or report of Taxes have been paid in full, accrued on the books of the Company or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period through the date hereof not so examined; (vi) no Tax claims have been or are being asserted or proposed, and, to the Shareholders' Knowledge, no proposals or deficiencies for any Taxes are being threatened, and no audit or investigation of any return or report of Taxes is currently underway, pending or threatened and; (vii) the Company has not entered into any waivers or agreements for the extension of time for the assessment of any Taxes or deficiencies thereof, nor are there any requests for rulings, nor are there any outstanding subpoenas or requests for information, notices of proposed reassessment of any property owned or leased by the Company or any other matter pending between the Company and any taxing authority; and (G) there are no liens for Taxes upon any property or assets of the Company, except liens for current Taxes not yet due.

                  (c) The Company has disclosed on its Tax returns all positions taken therein that could reasonably give rise to a "substantial understatement of income tax" within the meaning of Code ss. 6662 or any similar provision of state, local, foreign or other law.

                  (d) The Company has delivered to Parent true and complete copies of all Federal, state, local and foreign income Tax returns (together with any revenue agent's reports) filed by the Company relating to its operations for the taxable years ended August 31, 1996, 1995 and 1994. All Tax returns from the taxable years ended prior to August 31, 1994 have been audited or closed by the applicable statute of limitations. No power of attorney has been granted by the Company that is currently in force with respect to any matter relating to Taxes.

                  (e) The Company has not filed a consent pursuant to Section 341(f) of the Code, and neither it nor any predecessor in interest has filed, or may be deemed to have filed, any election under Section 338 of the Code.

                  (f) The Company has not made (and shall not as of and after the Effective Time be required to make) any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by it required to be made under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (g) The Company has never been, and currently is not, bound by or subject to any obligation under any agreement relating to the sharing of any liability for, or payment of, Taxes with any other Person.

                  (h) Disclosure Schedule 4.9 sets forth all jurisdictions in which the Company has filed within the last ten years, or will file income, franchise, sales or use Tax returns for any taxable period, or portion thereof, ending on or before the Closing Date.

                  (i) Except as set forth on Disclosure Schedule 4.9, the Company has withheld or will withhold, and has paid over or will pay over to applicable taxing authorities all amounts required from its employees and has filed or will file all federal, foreign, state, and local returns and reports required with respect to employee income tax withholding and social security and unemployment Taxes for all periods (or portions thereof) ending on or before the Closing Date, in compliance with the provisions of the Code and any other applicable Federal, foreign, state or local laws.

                  (j) The Company has previously made available to Parent all information relating to circumstances under which the Company could reasonably be expected to have exposure for additional Taxes.

                  (k) The Company is not a "United States real property holding corporation" (within the meaning of Section 897 of the Code) and has not been so at any time during the five year period preceding the Closing Date. The Company has so certified to Parent by delivery of a writing which complies with the requirements of Treasury Regulations ss.1.897-2(h) and ss.1.1445-2(c)(3) not more than 30 days prior to the Closing Date.

                  (l) The Company is not an "investment company" as defined in
Section 368(1)(2)(F) of the Code, and is not under the jurisdiction of a court in a title II or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (m) The Company is not and has never been a part of a consolidated group for Tax purposes or Tax reporting purposes.

         SECTION 4.10 Financial Statements of the Company. The Financial Statements have been reviewed by an independent certified public accounting firm, and such Financial Statements, accompanied by the related opinion of such firm, have been furnished to Parent, are true, correct and complete and present fairly the financial condition of the Company as of the date thereof and its results of operations for the periods indicated in accordance with GAAP. The Financial Statements, as of the date thereof, include the assets of the Company owned by it and the amounts reflected with respect to such assets are stated in accordance with GAAP and reflect all assets that are required, in accordance with such principles, to be reflected in such Financial Statements. Except as set forth on Disclosure Schedule 4.10, since June 30, 1997 and until the Effective Time, there has been no Material Adverse Effect. All Accounts Receivable reflected in the Financial Statements or since accrued are enforceable obligations of the account debtors thereof arising from bona fide sales, and, to the Shareholders' Knowledge, no facts or other information exists that indicate that the reserves and accruals reflected in the Financial Statements are inadequate or were inadequate as of the date thereof. The Company has furnished the Parent with the Company's unaudited financial statements consisting of a balance sheet and income statement as of and for the quarter ended June 30, 1997 (collectively, the "Interim Statements"). The Financial Statements have been prepared in accordance with GAAP (except, in the case of the Interim Statements, for the absence of footnote disclosures or changes that would reflect normal year end adjustments), and are true, correct and complete and present fairly the financial condition of the Company as of the date thereof and the Company's results of operations for the periods indicated.

         SECTION 4.11 Conduct of the Business. From and after June 30, 1997 and until the Effective Time:

                  (a) the Company has continued to be operated in the usual and ordinary manner in which its business has been conducted in the past; during such period, except as set forth on Disclosure Schedule 4.11, the Company has not made any expenditures or entered into any commitments which, when compared to past operations of its business are unusual or extraordinary or outside the scope of the normal course of routine operations;

                  (b) the Company has kept in a normal state of repair and operating efficiency all tangible personal property used in the operation of its business;

                  (c) the Company has used its best efforts to maintain the good will associated with its business, and the existing business relationships with its agents, customers, key employees and consultants, suppliers and other Persons having relations with it;

                  (d) the Company has not entered into any contract, agreement or transaction, or relinquished or released any rights or privileges under any contracts or agreements, the performance, violation, relinquishment or release of which could, on the date on which such contract or agreement was entered into, or such rights or privileges were relinquished or released, reasonably be expected to have a Material Adverse Effect;

                  (e) the Company has not sold, leased, licensed or otherwise disposed of any assets or created or permitted to exist any lien, restriction or other encumbrance on its assets except (x) in the Company's ordinary course of business consistent with its past practice and which could not, on the date of such sale, disposition, creation or permission, have a Material Adverse Effect or (y) as otherwise permitted by this Agreement;

                  (f) the Company has notified Parent in writing of any Material Adverse Effect;

                  (g) the Company has kept true, complete and correct books and records of account ("Books and Records") with respect to its business, in which entries have made of all transactions up to the Effective Time in the Company's ordinary course of business on a basis consistent with past practices and in accordance with GAAP;

                  (h) the Company has paid current liabilities as and when they became due and has paid or incurred only those fees and expenses not in the ordinary course of its business approved in writing or ratified in writing by Parent, (including, without limitation, statements of fees for legal and accounting services, only on a time basis at regular hourly rates). Except as set forth in Disclosure Schedule 4.11, no such fees have been paid or incurred in respect of services performed in connection with the negotiation, preparation or execution of any documents, instruments, Exhibits, Disclosure Schedules, Schedules or any other matter relating to the transactions contemplated hereby;

                  (i) there has been no declaration, setting aside or payment of any dividend or other distribution (whether in assets, stock, cash, property or otherwise) in respect of any capital stock of the Company other than customary and reasonable salaries, in the ordinary course of business consistent with past practice;

                  (j) the Company has not redeemed, repurchased, or otherwise acquired any of its capital stock or securities convertible into or exchangeable for its capital stock or entered into any agreement to do so;

                  (k) the Company has not made any sale of Accounts Receivable; and

                  (l) except as set forth in Disclosure Schedule 4.11 and except for normal annual increases or increases resulting from the application of existing formulae under existing plans, agreements or policies relating to employee compensation, there has neither been any material increase in the rate of compensation payable or to become payable to the Company's officers, employees or consultants in the aggregate or any material increase in the amounts paid or payable to such officers, consultants or employees in the aggregate under any bonus, insurance, pension, Employment Agreement or other benefit plan or any arrangements therefor made for or with any of said officers, consultants or employees nor any payment of a bonus to an officer, employee or consultant outside the Company's ordinary course of business consistent with past practice.

         SECTION 4.12 Officers and Directors. The duly elected, qualified and acting officers and directors of the Company (and the compensation paid to them in the last fiscal year of the Company and their current levels of compensation) are as set forth in Disclosure Schedule 4.12 hereto.

         SECTION 4.13  Liabilities.

                  (a) The Company has no liabilities or obligations, whether known or unknown, due or not yet due, fixed or variable, absolute or contingent, or otherwise, other than (i) liabilities and obligations which are stated or provided for in the Financial Statements and which continue to exist on the date hereof, (ii) liabilities and obligations incurred by the Company in the ordinary course of business consistent with its past practices subsequent to the date of the Financial Statements and prior to the date hereof which do not have a Material Adverse Effect, and (iii) liabilities and obligations specifically referred to or disclosed on Disclosure
Schedule 4.13 attached hereto.

         (b) Except as set forth in Disclosure Schedule 4.13, since June 30, 1997 and until the Effective Time, the Company has not:

                  (i) incurred or become subject to, or agreed to incur or become subject to, any material obligation or liability, (including, without limitation, any loan transaction with an institutional lender), absolute or contingent, except liabilities incurred in the Company's ordinary course of business consistent with past practice;

                  (ii) mortgaged, pledged or subjected to lien, charge or other encum brance, or agreed to do so, any assets, tangible or intangible, other than purchase money liens on equipment used in the conduct of the business of the Company incurred to finance the purchase price of the equipment involved;

                  (iii) engaged in any transactions affecting its business or properties not in the Company's ordinary course of business consistent with past practice except as contemplated hereby, or suffered any extraordinary losses or waived any rights of substantial value except in the ordinary course of business; or

                  (iv) granted or agreed to grant, or paid or agreed to pay, any increase in the rate of wages, salaries, bonuses or other remuneration of any employee or consultant or become a party to any Employment Agreement with any of its directors, officers, consultants or employees (other than ordinary wage increases granted to hourly employees) or become a party to any Employment Agreement with any officer, employee or consultant providing for bonuses, profit sharing payments, severance pay or retirement benefits.

         SECTION 4.14 Collectibility of Accounts Receivable; Net Current Assets.
                      ---------------------------------------------------------

                  (a) As at August 31, 1997, the balance sheet of the Company prepared by the Company pursuant to Section 6.5 below in accordance with GAAP applied on a basis consistent with those applied in the preparation of the Financial Statements will show current assets of at least $133,000 comprised of approximately $45,500 in cash and cash equivalents and $88,000 of Accounts Receivable net of bad debt allowance ("Collectible Accounts Receivable") and will show liabilities (whether known or unknown, due or not yet due, fixed or variable, absolute or contingent, or otherwise) not in excess of $85,000 comprised of $60,000 in the aggregate owed by the Company as current contributions due to its Profit Sharing Plan and its Money Purchase Pension Plan and up to $25,000 of other liabilities constituting ordinary and necessary business costs or expenses incurred in the ordinary course of the Company's business conducted consistent with past practice.

                  (b) The Collectible Accounts Receivable will be fully collected by the Surviving Corporation no later than November 30, 1997.

         SECTION 4.15 No Default or Event of Default. Except as set forth on Disclosure Schedule 4.15 hereto, there exists no event or condition which constitutes a Default under any mortgage, indenture, lease, contract, agreement, license, instrument or Order to which the Company is a party or to which it has succeeded by merger or acquisition of the stock or assets of another Person or by which it or any of its properties is bound. Provided that Shareholders and the Company obtain the consents which may be required to consummate the Merger which consents are set forth on Disclosure Schedule 4.15, no such mortgage, indenture, lease, contract, agreement, license, instrument or Order limits in any material way the freedom of any Person acquiring control of the Company, whether directly or indirectly, or from performing this Agreement in accordance with its terms. Neither the Company nor any of the Shareholders has received any notice from any party to any such contract with respect to such party's unwillingness or inability to perform thereunder.

         SECTION 4.16 No Right of Action. The execution and delivery of this Agreement and the other agreements, documents and instruments contemplated hereby and the completion of the transactions contemplated hereby and thereby, shall not cause Parent, the Surviving Corporation, or any of their respective affiliates to be liable for damages to any other Person or give such Person any equitable right against any of them or the Company or any of their respective assets.

         SECTION 4.17  ERISA Compliance.

                  (a) Disclosure Schedule 4.17 contains a list and adequate description of each pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock option, stock purchase, performance share, bonus, Employment Agreement, or other incentive plan, severance plan, health, group insurance or other welfare plan, or other similar plan, agreement, policy or understanding, including without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA, under which the Company or any ERISA Affiliate has any current or future obligation or liability or under which any employee of the Company or any ERISA Affiliate has any current or future right to benefits (each such plan, agreement, policy or understanding being hereinafter referred to individually as a "Plan"). The Company has delivered to Parent true and complete copies of (i) each Plan, (ii) the latest actuarial report, if any, prepared for each Plan, (iii) the summary plan description, if any, for each Plan, (iv) the most recent Internal Revenue Service determination letter with respect to each Plan, if applicable, (v) the latest annual report (Form 5500 or 5500-C) for the past three (3) years, if any, which has been filed with the Internal Revenue Service for each Plan, and (vi) copies of any related materials that have been furnished to participants or beneficiaries of each Plan or to any Governmental Body.

                  (b) Each Plan is in compliance in all material respects with the provisions of ERISA, the Code and all other applicable federal and state laws and the rules and regulations promulgated thereunder interpreting or applying these laws, and each Plan (and related trust or funding vehicle, if any) has at all times been administered and maintained in accordance with its terms and applicable law, including, without limitation, all rules and regulations concerning participation, coverage, and vesting under Code Sections 401, 410 and 411, and the filing of all applicable reports.

                  (c) Except as set forth in Disclosure Schedule 4.17, with respect to each Plan intended to be qualified under Section 401(a) of the Code, a favorable determination letter has been received from the Internal Revenue Service stating that the Plan is so qualified and that the related trust is exempt from federal income taxation under Section 501 of the Code.

                  (d) With respect to each Plan, all reports required under ERISA or any other law or regulation to be filed by the Company or any ERISA Affiliate with the relevant governmental authority, the failure of which to file would result in liability of the Company or such ERISA Af filiate, have been duly filed and all such reports are true and correct in all material respects as of the date given.

                  (e) Except as set forth on Disclosure Schedule 4.17, no Plan has been termi nated nor has any accumulated funding deficiency (as defined in Code Section 412(a)) been incurred (without regard to any waiver granted under Code Section 412), nor has any funding waiver from the Internal Revenue Service been received or requested.

                  (f) The Company or its ERISA Affiliate, as the case may be, has made or shall make all contributions required to be made by the Company and all of its ERISA Affiliates under each Plan for all periods through and including the Closing Date, or adequate accruals therefor have been or shall be provided therefor.

                  (g) As of the Effective Time, the fair market value of the assets of each Plan equaled or exceeded the present value of the vested accrued benefits of each such Plan as of the most recent valuation date using Plan actuarial assumptions as in effect for such Plan year.

                  (h) There are no pending or threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted, and, to the Shareholders' Knowledge, there exists no basis in fact for a claim, suit or action, against (A) the assets of any Plan or trust or any fiduciary of any Plan with respect to the operation of such Plan, or (B) the assets of any employee welfare benefit plan within the meaning of ERISA Section 3(a) or any fiduciary thereof with respect to the operation of any such Plan which, if adversely determined, would have a Material Adverse Effect. Except as set forth in Disclosure Schedule 4.17, any bonding required by ERISA with respect to any Plan has been obtained and is in full force and effect.

                  (i) Neither the Company nor any ERISA Affiliate (A) has ever participated in or been required to contribute to any plan subject to Title IV of ERISA, or (B) has incurred, or shall incur, any liability under Title IV of ERISA to the Pension Benefit Guarantee Corporation, to any Plan subject to Title IV of ERISA or to any other Person.

                  (j) Neither the Company nor any ERISA Affiliate maintains or has established any welfare benefit plan within the meaning of ERISA Section 3(1) which provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations thereunder and at the expense of the participant or the beneficiary of the participant.

                  (k) The Company and each ERISA Affiliate which maintains a welfare benefit plan within the meaning of ERISA Section 3(1) have complied with the notice and continuation coverage requirements of COBRA and the regulations thereunder.

                  (l) No Plan has participated in, engaged in or been a party to any "prohibited transaction" (as defined in ERISA or the Code) and the Company has not incurred, and does not reasonably expect to incur, any liability under Chapter 43 of the Code or under ERISA Section 502 with respect to any Plan.

                  (m) There has been no mass layoff or plant closing as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local "plant closing" law with respect to the employees of the Company.

                  (n) Except as disclosed on Disclosure Schedule 4.17, there is no requirement that Parent or Surviving Corporation make any further contributions to any Plan after the Closing Date, and each Plan which provides benefits to or on behalf of employees or former employees of the Surviving Corporation may be terminated by Surviving Corporation in its sole discretion on or after the Closing Date without liability of any kind or description whatsoever to Parent, Surviving Corporation, any of Surviving Corporation's ERISA Affiliates, or any other Person.

                  (o) Except as set forth on Disclosure Schedule 4.17, the Company is not a party to or obligated under any agreement, plan, contract or other arrangements that will result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

         SECTION 4.18 Investment Company Act; Public Utility Holding Company Act. The Company is not, and is not directly or indirectly controlled by, or acting on behalf of, any Person which is an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Company is not a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.19 Agreements. Except as set forth on Disclosure Schedule
4.19 hereto, the Company is not a party to any agreement, loan, credit, lease, sublease, franchise, license, contract, commitment or instrument or subject to any corporate restriction (a) that has (or had) or the perfor mance or violation of which could have a Material Adverse Effect, (b) which has a term in excess of one year, or (c) is for consideration of more than $25,000. Disclosure Schedule
4.19 hereto
identifies every loan or credit agreement, and every fully or partially executory agreement or purchase order pursuant to which the Company is obligated to deliver goods or perform services, pay for goods, services or other property, or repay any loan in an amount in excess of $25,000. True, correct and complete copies of all such agreements have been delivered to Parent and initialed by the Shareholders. Except as set forth on Disclosure Schedule 4.19, (x) the Company is not in Default under any such agreement, loan, credit, lease, sublease, franchise, license, contract, commitment, instrument or restriction and (y) all such agreements, loans, credits, leases, contracts, subleases, franchises, commitments, instruments and restrictions under which the Company derives a benefit is in full force and effect and is enforceable against the other parties thereto in accordance with their terms. Disclosure Schedule 4.19 accurately and completely describes how the Company accounts for all of its software, hardware, consulting, licensing, distribution and other similar agreements and contracts under which the Company provides services or sells or distributes goods or equipment. Disclosure Schedule 4.19 identifies all agreements ("Government Contracts") with the Company's vendors where the Company is an approved vendor with the United States Department of Defense or other applicable Governmental Authority.

         SECTION 4.20 Environmental Liability. Except as set forth on Disclosure
Schedule 4.20 hereto, (a) the Company has obtained all permits, licenses and other authorizations which are required with respect to its operation under Environmental Laws; (b) the Company is in compliance with the terms and conditions of the required permits, licenses and authorizations required by the Environmental Laws; (c) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, proceeding, notice or demand letter pending relating to the Company or threatened against it relating in any way to any Environmental Laws or any regulation, code, plan or Order issued, entered, promulgated or approved thereunder; (d) to the Shareholders' Knowledge, there are no investigations or internal or non-public agency proceedings pending regarding the Company relating in any way to any Environmental Laws or any regulation, code, plan or Order issued, entered, promulgated or approved thereunder; and (e) there has been no generation, production, refining, processing, manufacturing, use, storage, disposal, treatment, shipment, emission, receipt or release of a Hazardous Substance or petroleum or petroleum by-product on, in or under such of the assets of the Company constituting real property which would subject the owner or operator of the real property or business, or any past or future owner or operator of the real property to liability for the removal, remediation or cleanup of the Hazardous Substance, petroleum or petroleum by-product under the Environmental Laws or common law. The Company has delivered to Parent true and complete copies of all environmental studies made in the last ten years relating to the Company's real property or the business of the Company. Except as set forth on Disclosure
Schedule 4.20, no Hazardous Substance has ever been spilled, released, leaked, poured, leached, dumped, discharged, placed or disposed of, or otherwise caused to be located at any property which has at any time been owned, leased or used by the Company in violation of any Environmental Law and all Hazardous Substances have been handled in compliance with Environmental Laws.

         SECTION 4.21 Insurance. The Company maintains such insurance, to such extent and against such risks, including products liability, fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, and public liability insurance as is necessary. Disclosure
Schedule 4.21 hereto includes a true and correct list of all policies or binders of insurance of the Company in force as of the date hereof, specifying the insurer, policy number (or covering note number with respect to binders), amount thereof and describing each pending claim thereunder. Such policies are in full force and effect. The Company is not in Default with respect to any provisions contained in any such policy or binder, nor has it failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder, or claims for worker's compensation except as reflected on Disclosure Schedule
4.21. The Company has not received notice of cancellation or non-renewal of any such policy or binder. The Company has never been, and is not now, the subject of any claim relating to damage or injury in excess of the Company's then-current product liability policy limits or which has been disclaimed by the Company's insurer.

         SECTION 4.22 Employment Agreements. Other than those which are identified on Disclosure Schedule 4.22 attached to this Agreement, there are no Employment Agreements pursuant to which the Company or any Subsidiary thereof has any direct or indirect liability, contingent or otherwise.

         SECTION 4.23 Labor Disputes. There is neither pending nor, to the Shareholders' Knowledge, threatened any labor dispute, strike or work stoppage involving employees of the Company (or otherwise) which affects or which may affect the Company's business or which may interfere with its continued operations. There are no union organization efforts relating to employees of the Company or any representation question involving recognition as a collective bargaining agent for any employees of the Company. There is not pending or threatened any charge or complaint against the Company by the National Labor Relations Board or any representative thereof. There have been no strikes, walkouts or work stoppages involving employees of the Company in the last five years.

         SECTION 4.24 Collective Bargaining Agreements. The Company is not a party to any collective bargaining agreements and its relations with its employees are satisfactory.

         SECTION 4.25 Subsidiaries. There are no subsidiaries of the Company. Except as set forth on Disclosure Schedule 4.25, the Company owns no voting or other capital stock in any other Person nor does it have any proprietary interest or voting rights therein.

         SECTION 4.26 Intellectual Property.

                  (a) Except as set forth on Disclosure Schedule 4.26, the Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, knowhow, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual Property Rights").

                  (b) Disclosure Schedule 4.26 sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Disclosure Schedule
4.26 also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the Company's ordinary course of business consistent with past practice that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty or other fees and the term thereof. The execution and delivery of this Agreement by the Company and the Shareholders, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Disclosure Schedule 4.26, the Company is the sole and exclusive owner of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used. All Company Intellectual Property Rights constituting computer software ("Computer Software") was developed exclusively by employees of the Company and/or by independent contractors who have assigned in writing all right, title and interest therein to the Company. To the extent any third party software, ordinary computer interpreters or other tools were used in the development of Company Software, the Company was fully and validly licensed to use such third party software, and said use did not and does not violate the term of any license thereto, such licenses remain in full force and effect, and such licenses do not impose on the Company any royalty or other payment obligation relating to the marketing or use of Company Software.

                  (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Shareholders' Knowledge, threatened by any Person, nor, to the Shareholders's Knowledge, are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, services marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company has not infringed, and the business of the Company as currently conducted or as proposed to be conducted does not infringe, on any proprietary right of any third party. There is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including, without limitation, any employees, former employee, Shareholder or former Shareholder of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding Order restricting in any manner the licensing thereof by the Company. Each employee, consultant or contractor of the Company has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms, copies of which are listed on Disclosure Schedule 4.19 and Disclosure Schedule 4.26, and have been furnished to the Parent. Neither Shareholder owns or has any rights to any Intellectual Property used or useful in the Company's business.

         SECTION 4.27 Books and Records; Audits and Investigations. The Company has delivered to Parent all responses to auditors' inquiry letters received in the past four years and all letters to the Company from the auditors during such period. Disclosure Schedule 4.27 hereto identifies all correspondence received from a Governmental Body in the past four years relating to regulatory compliance reviews, audits or investigations. The Company has maintained its Books and Records in accordance with GAAP and same are true, correct and complete. The Company has delivered to Parent all of its minute books.

         SECTION 4.28 Bank Accounts. Disclosure Schedule 4.28 hereto contains a true and complete list as of the date hereof of all banks, trust companies and savings and loan associations in which the Company maintains an account or safe deposit vault and the account numbers and the names of all Persons authorized to draw thereon.

         SECTION 4.29 Finders and Investment Bankers. The Company has not employed any broker or finder or financial consultant or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

         SECTION 4.30 Margin Stock. The Company owns no "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221) of the Federal Reserve Board.

         SECTION 4.31 Investment Representation. All material requested by each of the Shareholders regarding Parent has been furnished to each such Shareholder prior to the date of the execution and delivery of this Agreement and has been carefully reviewed by each Shareholder. Each such Shareholder has been granted the opportunity (i) to ask questions of, and receive answers from, representatives and management of Parent concerning the affairs and business of Parent, and (ii) to obtain additional information which the Parent possesses or can acquire without unreasonable effort or expense that is necessary or desirable to verify the accuracy of the material furnished to each Shareholder regarding Parent. The Company and the Shareholders are familiar with the affairs, business and prospects of Parent, and have been furnished with a copy of the Prospectus (as defined in Section 5.5(a) below). Each Shareholder understands that the shares of Parent Common Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities acts, and are being offered and sold under an exemption from registration provided by
Section 4(2) of the Act and exemptions for private offerings under state law. Such shares are being acquired by the Shareholders solely for their own account, for investment purposes only, and are not being purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. Each Shareholder shall bear the economic risk of the investment in the shares of Parent Common Stock for an indefinite period of time because of the limitations on transfer under applicable securities laws (including, without limitation, Rule 144 promulgated under the Act).

         SECTION 4.32 Full Disclosure. No financial statement, Exhibit, Disclosure Schedule, Schedule or document required by this Agreement to be prepared or furnished by or on behalf of the Company or any Shareholder to the Parent and/or Acquisition Co. in connection with this Agreement or any agreement contemplated hereby or delivered pursuant hereto, contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Shareholders, and each of them, shall notify the Surviving Corporation promptly of the occurrence of any event or the discovery of any fact to the contrary. The representations and warranties set forth in this Article IV in the aggregate (a) are true and correct even without the materiality exceptions or qualifications contained therein except for such exceptions and qualifications which, in the aggregate, for all such representations and warranties, are not and could not reasonably be expected to result in a Material Adverse Effect and (b) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                                  OF THE PARENT

         The Parent represents, warrants and covenants to the Company and each of the Shareholders as follows:

         SECTION 5.1 Organization and Authorization. Except as set forth on
Schedule 5.1, the Parent and Acquisition Co. are corporations duly organized and validly existing and in good standing under the laws of Delaware and California, respectively, and each has all requisite power and authority to enter into this Agreement and the agreements contemplated hereunder and to con summate the transactions contemplated hereby.

         SECTION 5.2 Litigation; Observance of Orders. There are no actions, suits or proceedings pending or threatened, nor, to the knowledge of Parent, is there any basis therefor against or affecting the Parent or Acquisition Co. in any court or before an arbitrator of any kind or before or by any Governmental Body, which involve the possibility of materially and adversely affecting the transactions contemplated by this Agreement or which in any way might adversely affect the validity or enforceability of this Agreement or any other agreement or instrument to which the Parent or Acquisition Co. is or is to be a party relating to the transactions contemplated hereby.

         SECTION 5.3 Transactions are Legal and Authorized; Enforceable Obligation. The execution, delivery and performance of this Agreement and the documents, instruments and agreements contemplated hereunder to be executed by the Parent and Acquisition Co. and the compliance with all the provisions hereof and thereof (a) are within the power and authority of the Parent and Acquisition Co., (b) will not conflict with or result in the breach of any of the provisions of, or constitute a Default under, or result in the creation of any lien or encumbrance upon any property of the Parent or Acquisition Co. under its certificate of incorporation or by-laws, or any agreement or other instrument to which it is a party or by which it or any of its property is bound, or of any license, law, statute, ordinance, governmental law or regulation or Order applicable to it, (c) have been duly authorized by all necessary action on the part of the Parent and Acquisition Co., (d) will not conflict with, result in the breach of, or constitute a Default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which the Parent or Acquisition Co. is a party or by which it or any of its property is bound, and (e) do not require the consent or approval of or filing with any Governmental Body or any other Person other than as otherwise specifically provided herein. This Agreement, and the other agreements, documents and instruments contemplated hereunder to which the Parent or Acquisition Co. is a party have been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as (x) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, or by legal or equitable principles, relating to or limiting creditors' rights, and
(y) the remedy of specific performance and injunctive and other forms of equitable or legal relief are subject to certain equitable defenses, equitable principles and to the discretion of the court before which any proceeding therefor may be brought.

         SECTION 5.4 Governmental Consents. Except for the filing of the Merger Filing, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Body on the part of the Parent or Acquisition Co. in connection with the execution, delivery and performance of this Agreement or any other instrument, document or agreement contemplated hereunder to which it is a signatory.

         SECTION 5.5 Registration Statement; Conduct of Parent's Business; Information Regarding Spinoff.

                  (a) None of the information contained in the final prospectus (the "Prospectus") dated June 30, 1997 included in Parent's registration statement on Form SB-1 (No. 333-20709), as amended contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The final audited financial statements and unaudited interim financial statements of Parent included in the Prospectus (the "Parent Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied in accordance with Parent's past practice and fairly present the financial position of Parent as of the dates thereof and the results of operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to the absence of footnotes, and to normal year-end and audit adjustments and any other adjustments described therein.

                  (b) Since the date of the Prospectus (or the last amendment or supplement thereto if an amendment or supplement thereto has been filed with the Securities and Exchange Commission and circulated to the public), (i) no Material Adverse Effect has occurred and (ii) Parent has conducted its business in the ordinary course consistent with its past practice.

                  (c) Parent has (i) furnished the Company and each Shareholder with all information requested by the Company and the Shareholders prior to the date hereof in writing with respect to Parent's business, prospects, assets, operations, properties and condition (financial and otherwise) which Parent possesses or which can be obtained by Parent without unreasonable expense or effort and which is necessary to value the shares of Parent Common Stock as of the date hereof; and (ii) made its management and representatives available to the Company and the Shareholders to answer all of the Company's and the Shareholders' questions concerning the Parent's business, prospects, assets, operations, properties and condition (financial and otherwise) which are necessary to value the shares of Parent Common Stock as of the date hereof.

         SECTION 5.6 Capitalization. The authorized capital stock of Parent consists of 10,000,000 shares of capital stock, of which 5,000,000 shares are designated as Parent Common Stock, and 5,000,000 shares are designated as preferred stock. There are 553,830 shares of Parent Common Stock issued and outstanding. All issued and outstanding shares of the authorized capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights. Other than as evidenced in this Agreement and the employment agreement of the Executive Vice President of Parent, there are no voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting or dividend rights with respect to any shares of the capital stock of Parent or with respect to the transfer of any such shares. Other than the Options, there are no outstanding options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements obligating Parent to issue, transfer or sell any shares of the capital stock of Parent or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock. The authorized capital stock of Acquisition Co. consists of 200 shares of common stock, of which all of the issued and outstanding shares are owned by Parent. All issued and outstanding shares of the authorized capital stock of Acquisition Co. are validly issued, fully paid, nonassessable and free of preemptive rights. There are no voting trust agreements or any other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting or dividend rights with respect to any shares of the capital stock of Acquisition Co.

or with respect to the transfer of any such shares. There are no outstanding options, warrants, calls, subscriptions, convertible or exchangeable securities, rights, agreements, commitments or arrangements obligating Acquisition Co. to issue, transfer or sell any shares of the capital stock of Acquisition Co. or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for, any such shares of capital stock.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 Tax Treatment. The Parent, Acquisition Co., Company, Surviving Corporation and each of the Shareholders agree that, for Federal income tax purposes (and for corresponding state corporate, income or franchise tax purposes to the extent permissible) they shall treat the Merger as a reorganization within the meaning of Section 368(a)(i)(A) of the Code pursuant to which no gain or loss is recognized except to the extent of cash in lieu of fractional shares received. In accordance therewith, the parties hereto agree to take or cause to be taken all actions reasonably necessary to give effect to such treatment; and from and after the Closing Date, each party shall cooperate with the other parties in the preparation of any Tax return and the conduct of any audit or other proceeding involving the Merger. The parties believe that the value of the aggregate Merger Consideration to be received in the Merger is equal to the value of the shares of Company Common Stock to be surrendered in exchange therefor.

         SECTION 6.2 Employee Benefits. Prior to the Effective Time, the Company shall have: (a) amended its Profit Sharing Plan and Money Purchase Plans (collectively the "Subject Plans") effective as of the date of the Closing to provide for the termination of the Subject Plans; and (b) obtained the consent of the Subject Plans' trustees to continue in office until all the Subject Plans assets shall have been distributed in accordance with the terms thereof. The termination of the Subject Plans shall be at the sole cost and expense of the Shareholders.

         SECTION 6.3 Expenses. All costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that expenses incurred by the Company shall be deemed to be incurred by the Shareholders.

         SECTION 6.4 Securities Exchange Act of 1934, as amended Compliance. Parent shall use commercially reasonable efforts timely to file all periodic reports required to be filed by the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         SECTION 6.5 August 31, 1997 Company Balance Sheet.

                  (a) As soon as reasonably practical after the Closing, but in no event more than sixty (60) days after the Closing Date, the Surviving Corporation shall prepare and deliver to the Shareholders a balance sheet of the Company as of the close of business on the August 31, 1997 (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with GAAP.

                  (b) Within twenty (20) business days after receipt of the Closing Date Balance Sheet, the Shareholders, by written notice to the Surviving Corporation, may object to the Closing Date Balance Sheet setting forth in such notice ("Object Notice") their objections in reasonable detail and their proposal or proposals with respect to the Closing Date Balance Sheet.

                  (c) For thirty (30) days following timely delivery of the Objection Notice, such thirty (30) days to be calculated beginning the day following the receipt of the Objection Notice, the Surviving Corporation and the Shareholders shall attempt, in good faith, to resolve all disputes between them contained in the Objection Notice. If the Surviving Corporation and the Shareholders cannot resolve all such disputes within such thirty (30) day period, then the matters in dispute shall be determined by a nationally recognized accounting firm (the "Arbiter") mutually satisfactory to the Surviving Corporation and the Shareholders. Promptly, but not later than thirty
(30) days after the acceptance of its appointment, the Arbiter shall determine (based solely on presentations by the Shareholders and the Surviving Corporation to the Arbiter and not by independent review) only those items in dispute and shall render a report as to its resolution of such items. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party. The Surviving Corporation and the Shareholders shall cooperate with the Arbiter in making the Arbiter's determination and such determination shall be conclusive and binding upon the Surviving Corporation and the Shareholders. The Surviving Corporation (on the one hand) and the Shareholders (on the other hand) shall share equally all costs and fees related to such determination by the Arbiter, including without limitation, the costs relating to any negotiations with the Arbiter with respect to the terms and conditions of such Arbiter's engagement, and the Surviving Corporation (on the one hand) and the Shareholders (on the other hand) shall each be severally liable for one-half (1/2) of any amounts paid as a result of any indemnification required by the Arbiter as a condition to its engagement or the performance of such engagement.

                  (d) If the Shareholders do not timely deliver an Objection Notice, then they shall be deemed to have accepted the Closing Date Balance Sheet.

         SECTION 6.6 Commercial Library Development and Staffing. Parent agrees that for the one year period commencing with the Closing Date Parent shall use its commercially reasonable efforts to maintain its current staffing (the "Staffing Obligation") with respect to the development of a commercial parts library that is intended ultimately to include at least 80% of all current global wide semiconductor products (diodes, transistors, and microcircuits) and of at least 70% of all global wide semiconductor products discontinued since 1994 with identical or very similar information as the Military "Real Time" Libraries of the Parent (such proposed commercial library, the

"Commercial Library"). The parties recognize and agree that it is more likely than not that the Commercial Library cannot be developed to include the number of semiconductor products discussed above in this Section 6.6; and the parties agree that (X) the failure to so develop the Commercial Library, whether during such one-year period or thereafter, (Y) the failure by the Parent to use greater than commercially reasonable efforts in order to satisfy the Staffing Obligation and/or (Z) the Parent's failure to use commercial reasonable or other efforts to develop such Commercial Library after the expiration of the one-year duration of the Staffing Obligation, shall not result in any liability to any Shareholder, Parent, Acquisition Co., Surviving Corporation, and any of their respective officers, directors, Shareholders, employees, agents, successors and assigns. In the event that the Shareholders so request, Parent shall retain (without written employment agreements) two current employees of the Company as employees of the Surviving Corporation, provided that (a) such employment shall be on the terms as set forth on Schedule 6.6 hereto, (b) the job description of such employees shall be as set forth on Schedule 6.6 hereto, and (c) this sentence shall not create any rights of employment (or to participate in any employee benefit plans or other perquisites) of any person and any such prospective employees shall not be third party beneficiaries of the sentence.

         SECTION 6.7 Tax Indemnification. Pursuant to the provisions of Section 8, the Shareholders shall jointly and severally indemnify and hold harmless the Parent and the Surviving Corporation from and against all Taxes of the Company attributable to its assets or operations for any taxable year or period ending on or before the Closing Date, to the extent such Taxes exceed the reserves therefor on the Financial Statements. The Surviving Corporation shall indemnify and hold harmless the Shareholders from and against any and all liability for Taxes attributable to the assets or operations of the Surviving Corporation for any period beginning on and after the Closing Date.

         SECTION 6.8 Lock-Up of Parent Common Stock. Each Shareholder hereby (a) represents that he has not purchased, sold, exchanged or otherwise disposed of Company Common Stock prior to the date hereof either in contemplation of or as part of the Merger or otherwise; (b) represents that he does not have any plan or intention to sell, exchange or otherwise dispose of a number of shares of Parent Common Stock to be received by such Shareholder pursuant to the Merger that would reduce his ownership of shares of Parent Common Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the value of all formerly outstanding shares of Company Common Stock held by him as of immediately prior to the Effective Time; and (c) agrees that he will not offer, sell, contract to sell, grant any option to sell, transfer or otherwise dispose of, directly or indirectly, any shares of Parent Common Stock received in the Merger or pursuant to the exercise of an Option (i) during the period commencing with the date hereof through the first anniversary of the Closing Date and (ii) subject to the compliance with applicable securities laws, during the period commencing after such first anniversary and ending on the second anniversary of the Closing Date in an amount in excess of twenty-five percent (25%) of the shares of Parent Common Stock such Shareholder is entitled to receive pursuant to this Agreement, in each case, other than with the prior written consent of Parent; provided that such Shareholder shall have no such restriction with respect to Parent Common Stock after the date upon which the Term expires other than as a result of such Shareholder's resignation of employment under his Parent Employment Agreement. The undersigned agrees and consents to the entry of stop transfer instructions with the

Parent's transfer agent against the transfer of shares of Parent Common Stock held by such Shareholder except in accordance with the terms hereof.

         SECTION 6.9 Shareholder Restrictive Covenants.

                  (a) Parent and each Shareholder recognize and agree that, although the Shareholder's employment skills are not short-lived, the Shareholder's services to be provided pursuant to his Parent Employment Agreement are special and unique, and that for these reasons a covenant on each Shareholder's part not to compete anywhere in the continental United States or via the Internet during the Term and for a reasonable period after any termination of the Term is essential to protect the business of the Parent and give the Parent the benefit of the Parent's bargain under this Agreement. In light of the foregoing, and because of the proprietary or confidential information to be obtained by or disclosed to each Shareholder (including both in his capacity as an employee under the Parent Employment Agreement and as a person selling his interest in a business), and as a material inducement for the Parent to enter into the Parent Employment Agreements and this Agreement and to pay each Shareholder the Merger Consideration as well as the consideration as provided for in the Parent Employment Agreements, each Shareholder covenants and agrees that, from and after the date hereof and until the Designated Date (as hereinafter defined), he shall not:

                                    (i) directly or indirectly engage in or
                  assist others to engage in any Competitive Activity (as hereinafter defined), whether such engagement shall be as an officer, director, shareholder, consultant, agent, lender or security holder (except nothing contained herein shall prevent or be construed as preventing the Shareholder from holding or purchasing up to one percent (1%) in the aggregate or less of any class of stock or securities of a corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market);

                                    (ii) solicit customers, suppliers or other
                  business relations of the Parent (and/or its affiliates or subsidiaries) for the purpose of encouraging them to terminate their relationship with the Parent (and/or its Affiliates or Subsidiaries) or to do business with an entity or person other than the Parent (and/or its Affiliates or Subsidiaries); or

                                    (iii) encourage other employees or
                  consultants of the Parent, the Company or the Surviving Corporation (and/or its Affiliates or Subsidiaries) to terminate their employment or consultancy with the Parent, the Company or the Surviving Corporation (and/or its Affiliates or Subsidiaries); or solicit any person (or entity) who was a consultant to or employee of the Parent, the Company or the Surviving Corporation (and/or its Subsidiaries or Affiliates) within one year of the subject solicitation to do business indirectly or directly with any Shareholder.

                  (b) As used herein, the term "Competitive Activity" shall mean and include the business of (i) providing data bases consisting of information with respect to semiconductors and other electronic components, obsolescence of such components and replacement parts for such components and (ii) developing and making available search engines for such data bases, as well as businesses which are the same or similar to the business activities carried on by or proposed to be carried on by Parent and its Subsidiaries and Affiliates in the continental United States or via the Internet.

                  (c) As used in this Section 6.9, with respect to a Shareholder, the "Designated Date" shall mean the following:

                                    (i) if the Term shall have been terminated
                  as a result of such Shareholder's dismissal from his employment by the Parent under his Parent Employment Agreement without Cause (as defined in Section 8(b) of his Parent Employment Agreement), then the Designated Date shall mean the date of such termination, provided that upon such termination if the Parent shall have exercised its option to continue to pay such Shareholder his then current base salary pursuant to
                  Section 8(c)(i) of his Parent Employment Agreement for a period of one year after such termination, then the Designated Date shall be the one year anniversary of such termination; or

                                    (ii) if the Term shall have been terminated
                  (or has expired) for any reason other than the Parent's termination of the Term without Cause, then the "Designated Date" shall mean the third anniversary of the termination of the Term.

                  (d) It is acknowledged and agreed that the restrictions contained in this Section 6.9, including, without limitation, the time periods and the geographical areas of the restrictions, are fair and reasonable and do not place any undue hardship on any Shareholder and are reasonably required for the protection of the goodwill, the business and the interests of the Parent and its Affiliates and Subsidiaries and their respective officers, directors and employees.

                  (e) It is the desire and intent of the parties that the provisions of this Section 6.9 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this
Section 6.9 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 6.9 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 6.9 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and each Shareholder hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.

                  (f) Each Shareholder agrees and acknowledges that his obligations under this Section 6.9 have been undertaken in consideration of (i) the compensation payable to the Shareholder under the Parent Employment Agreement and (ii) the Parent's execution, delivery and performance of this Agreement. In the event of a breach or threatened breach by any Shareholder of the provisions of this Section 6.9, the Parent shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein. Nothing herein contained shall be construed as prohibiting the Parent from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.


                                   ARTICLE VII

                                   THE CLOSING

         SECTION 7.1 Documents to be Delivered at Closing by Shareholders and the Company.

         The Company and the Shareholders shall deliver to Parent and Acquisition Co. the following at Closing (all of which shall be in form and substance satisfactory to Parent and its counsel):

                  (a) Shareholders' Certificate. A Certificate executed by each of the Shareholders, dated as of the Closing Date, (i) stating that all of the representations, warranties and covenants made by Shareholders and the Company are true and correct and fully performed and complied with in all material respects and (ii) certifying to the incumbency and signatures of the Company's officers. Such Certificate shall annex the resolutions or written consents authorizing the negotiation and execution of this Agreement and all other collateral agreements or instruments required hereunder to which the Company or a Shareholder is party, and authorizing the performance of the terms thereof.

                  (b) Good Standing Certificate. A certificate of the appropriate officials, as of a recent date, of the qualification and the good standing to do business and tax standing of the Company in California and in each jurisdiction wherein the conduct of its business or the ownership of operation of assets requires the Company to maintain qualification as a foreign corporation.

                  (c) Opinion of the Company's and the Shareholders' Counsel. A favorable Opinion of Counsel from Gray Cary Ware & Freidenrich, a professional corporation, counsel for each of the Shareholders and the Company, at the expense of Shareholders, dated as of the Closing Date, substantially similar to the form thereof annexed hereto as Exhibit E.

                  (d) Delivery of Shares and Options. Certificates for the shares of Company Common Stock and agreements evidencing the Options, duly signed by each Shareholder.

                  (e) Stock Powers. Stock powers, duly executed in favor of Parent and dated in blank, with respect to the shares of Parent Common Stock portion of the Holdback.

                  (f) Unanimous Participation Obtained. This Agreement, duly executed by the Shareholders and the Company.

                  (g) Parent Employment Agreements. The Parent Employment Agreements by and between Parent and the respective employees thereunder, duly executed by such employees.

                  (h) Holdback. The Holdback to be held by Surviving Corporation pursuant to Section 3.6 above and Article VIII below.

                  (i) Merger Filing. The Merger Filing, duly executed by the Company.

                  (j) Novation Agreements. All novation agreements necessary or, in the discretion of Parent, desirable to give the Surviving Corporation the benefits of the Government Contracts after the Closing, duly executed by the United States Department of Defense.

                  (k) Certification of Non-Foreign Status. Certification of non-foreign status in accordance with Treasury Regulations ss. 1.1445-2(b)(2).

         SECTION 7.2 Documents to be delivered by Parent.

         Parent shall deliver the following at Closing to Shareholders (which shall be in form and substance satisfactory to Shareholders, the Company and their counsel):

                  (a) Payment of Merger Consideration. Subject to Section 3.6 above and Article VIII below, the Merger Consideration (less the Holdback).

                  (b) Opinion of Parent's Counsel. A favorable Opinion, dated the date hereof, from Morrison Cohen Singer & Weinstein, LLP, general counsel for Parent and Acquisition Co., substantially similar to the form thereof annexed hereto as Exhibit F.

                  (c) Representations and Warranties. An Officer's Certificate from the Chief Executive Officer of Parent and Acquisition Co. dated as of the Closing Date, stating that to the best of his knowledge, all of the representations, warranties and covenants made by Parent and Acquisition Co. in
Section 5 above are true and correct and fully performed and complied with in all material respects on and as of the such date.

                  (d) Delivery of Options. The Options, duly signed by the Parent.

                  (e) Merger Filing. The Merger Filing duly executed by Acquisition Co.

                  (f) Parent Employment Agreements. The Parent Employment Agreements by and between Parent and the employees party thereto, duly executed by the Surviving Corporation.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         SECTION 8.1 Indemnification by Shareholders. Shareholders, jointly and severally, agree to indemnify and hold harmless the Parent, Acquisition Co. and Surviving Corporation from and against, without duplication, all costs, fees, liabilities, Taxes, charges, claims, expenses, losses and damages, including reasonable legal expenses and costs of investigation (both of those incurred in connection with the defense or prosecution of an indemnifiable claim and those incurred in connection with the enforcement of this provision), as and when actually incurred or as and when actually paid by the Parent, Acquisition Co. and Surviving Corporation or any of their respective subsidiaries, or any of their respective officers, employees, directors, agents or affiliates, arising out of or in connection with any action or proceeding (collectively "Survivor Losses") as a result of or arising in connection with:

                  (a) the breach of any of the Company's or any Shareholder's representations, warranties or agreements contained in this Agreement or in any agreement, certification, Disclosure Schedule, Schedule, Exhibit, document, instrument or writing delivered pursuant hereto, provided, however, the indemnification obligation of each Shareholder shall be several (and not joint) with respect to the Several Representations and Covenants but shall nevertheless be joint and several with respect to such representations and warranties in such subsections as pertain to the Company;

                  (b) the commencement and/or prosecution of any action brought against Parent or Surviving Corporation by a Shareholder (or equity interest holder) or former Shareholder (or equity interest holder) of the Company, or any predecessor thereof or any Person acquired thereby, arising out of or relating to the purchase of all or a portion of such Person's capital stock or the acquisition of all or substantially all of the assets of the entity the capital stock of which was owned by such Person or, in each case, any direct or indirect Shareholder of any of the foregoing;

                  (c) the actual or threatened commencement of any proceeding, suit or action against Parent, Surviving Corporation or any direct or indirect Subsidiary thereof, or any director, officer, agent or employee of any of them, which, if determined adversely thereto (regardless of the actual determination thereof) would result in a Survivor Loss (any such pending or threatened suit or action being a "Survivor Covered Action"); or

                  (d) any and all actions, suits or proceedings, claims or demands incident to any of the foregoing or such indemnities; provided, however, that no Shareholder shall be required to make any payment in respect of a Survivor Loss until the aggregate amount of all Survivor Losses, other than Non-Basket Losses (as hereinafter defined), exceed $10,000 (the "Basket"), whereupon the Shareholders shall be required to pay in full Survivor Losses (including the Survivor Losses constituting the Basket), and provided, further, that Shareholders shall be obligated to pay all amounts of Non-Basket Losses without regard to whether the aggregate of all other Survivor Losses exceed the Basket. "Non-Basket Losses" means Survivor Losses arising from: (A) intentional or "Knowing" (as hereinafter defined) misrepresentations or breaches of any warranty or condition, (B) intentional breaches of any covenant, or (C) any misrepresentation or breach of representation and warranty, agreement, or covenant contained in Sections 4.1 through 4.5 inclusive, 4.9, 4.14 and 4.17, the covenants contained in Section 6.2, Section 6.7, Section 6.9, and the representation and warranty of the Company and the Shareholders set forth in the last paragraph of Schedule 6.6 attached hereto. As used in this Section 8.1(d), "Knowing" means actual, and not constructive, knowledge.

         SECTION 8.2 Indemnification by Surviving Corporation. Surviving Corporation agrees to indemnify and hold harmless each Shareholder from and against, without duplication, all costs, fees, liabilities, losses, charges, claims, expenses and damages, including reasonable legal expenses and costs of investigation, as and actually incurred or as and actually paid by such Shareholder (collectively "Shareholder Losses") as a result of:

                  (a) the breach of any of Parent's or Acquisition Co.'s representations, warranties or agreements contained herein or in any agreement, document, instrument, certification, Disclosure Schedule, Schedule, Exhibit or writing delivered pursuant hereto;

                  (b) the actual or threatened commencement of any proceeding, suit or action against such Shareholder which (i) is not indemnifiable by such Shareholder pursuant to Section 8.1 above, (ii) is based upon Section 8.2(a) above or the operations of the Surviving Corporation after the Closing, and
(iii) if determined adversely to him (regardless of the actual determination thereof) would result in a Shareholder Loss (any such pending or threatened suit or action being a "Shareholder Covered Action"); or

                  (c) any and all actions, suits or proceedings, claims or demands incident to any of the foregoing;

provided, however, that the Surviving Corporation shall not be required to make any payment in respect of a Shareholder Loss until the aggregate amount of all Shareholder Losses, other than Shareholder Non-Basket Losses (as hereinafter defined), exceed the Basket, whereupon the Surviving Corporation shall be required to pay in full all Shareholder Losses (including the Shareholder Losses constituting the Basket), and provided, further, that the Surviving Corporation shall be obligated to pay Non-Basket Losses without regard to whether the aggregate of all other Shareholder Losses exceed the Basket. "Shareholder Non-Basket Losses" means Shareholder Losses arising from: (A) intentional or Knowing misrepresentations or breaches of any warranty or condition, (B) intentional breached of any covenant, or (C) any misrepresentation or breach of representations and warranties, agreement or covenant contained in Sections 5.1 through 5.3 inclusive.

         SECTION 8.3 "Losses" and "Covered Actions". Survivor Losses and Shareholder Losses are referred to collectively as "Losses". Survivor Covered Actions and Shareholder Covered Actions are referred to collectively as "Covered Actions".

         SECTION 8.4  Loss Indemnity Procedure.

                  (a) Upon learning of the commencement of a Covered Action or the actual receipt by the party claiming a right of indemnification (the "Indemnified Party") of information relating to the purported existence of facts or circumstances which could result in the commencement of a Covered Action or other incurrence of Loss, the Indemnified Party shall promptly, but no later than fifteen (15) days after learning of such commencement or receipt, give notice ("Indemnification Notice") thereof, with reasonable specificity of the facts as then known to the party having the indemnification obligation (the "Indemnifying Party"); provided, however, failure to give timely such notice shall not release the Indemnifying Party of its obligations hereunder except, and only, to the extent the Indemnifying Party suffers actual prejudice as a proximate result of such failure.

                  (b) The Indemnifying Party shall have the right to assume the defense of any such Covered Action by giving written notice (the "Assumption Notice") to the Indemnified Party within 20 days after notice given pursuant to
Section 8.4(a) above, which Assumption Notice shall state that (i) it agrees that the claimant is entitled to indemnification hereunder and that any resulting Loss is a Survivor Loss or a Shareholder Loss, as the case may be, for which it is or they are liable; and (ii) it agrees or they agree to assume the defense thereof in the name and on behalf of the Indemnified Party with counsel reasonably satisfactory to the Indemnified Party, in either event at the sole cost and expense of the Indemnifying Party; provided, however, (x) all such costs and expenses of the foregoing counsel, if not paid by the Indemnifying Party and instead paid by the Indemnified Party shall be Losses for which the Indemnified Party is indemnified under Section 8.1 or Section 8.2 above, as the case may be, (y) the Indemnified Party, notwithstanding the timely delivery of an Assumption Notice, may participate in such Covered Action through counsel separately selected and paid for by the Indemnified Party, and (z) if no Assumption Notice is timely given, or despite the giving of the Assumption Notice the defendants in any Covered Action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, or if there is a conflict of interest which would prevent counsel for the Indemnifying Party from also representing the Indemnified Party, the Indemnified Party shall have the right to select one separate counsel to conduct the defense of such action on its behalf, and all such costs and expenses shall be paid by the Indemnifying Party and, if paid by the Indemnified Party, shall be Losses under Section 8.1 or 8.2 above, as the case may be. The Indemnified Party may take such action with respect to a Covered Action as it may deem appropriate to protect against further damage or default, including obtaining an extension of time to answer the complaint or other pleading or filing an answer thereto.

                  (c) In no event shall a Shareholder (where a Shareholder is the Indemnifying Party or where the Shareholders are Indemnifying Parties) consent to the entry of any judgment or enter into any settlement without the written consent of Surviving Corporation, which shall not be unreasonably withheld or delayed. Subject to Section 8.4(b) above, Surviving Corporation shall not consent to the entry of any judgment or enter into any settlement relating to a Survivor Loss without the written consent of both Shareholders, which shall not be unreasonably withheld or delayed.

         SECTION 8.5  Holdback Offset Procedure.

                  (a) All Survivor Losses and the amount which Surviving Corporation in good faith believes may result in a Survivor Loss in the future from all events which have occurred but which have not theretofore resulted in a Survivor Loss ("Anticipated Losses"), including, without limitation, those for which Shareholders may be severally and not jointly liable, shall be reimbursed initially by suspending (and, after adjudication, resolution or conclusive determination of the Survivor Loss and/or Anticipated Losses, offsetting) against amounts of shares otherwise transferable by the Surviving Corporation under the Holdback in accordance with this Section 8.5; provided, however, that if either of the Shareholders provides written notice to Parent that he disputes any Survivor Loss and/or Anticipated Losses within twenty (20) days of receipt of notice of such Survivor Loss and/or Anticipated Losses pursuant to Section 8.4(a) above, no offset shall be made until the amount of such Survivor Loss and/or Anticipated Losses, if any, shall be adjudicated, resolved, or otherwise conclusively determined (it being understood suspension of an amount of shares of Parent Common Stock in the Holdback equal in value to the claimed Survivor Losses and/or Anticipated Losses may be made by Parent pending such adjudication, resolution or conclusive determination in accordance with this
Section 8.5). On each Holdback Payment Date, Surviving Corporation may suspend the transfer of an amount of shares of Parent Common Stock remaining under the Holdback equal in value to the subject Survivor Losses and/or Anticipated Losses (any such loss, a "Subject Payment Obligation"). Any such suspension or offset shall be made against the shares of Parent Common Stock in the Holdback where Parent Common Stock is valued at the greater of (X) $3.00 per share and (Y) its then Market Value. Surviving Corporation shall, concurrently with the filing of an Indemnification Notice, provide written notice to Shareholders specifying (i) the realized Survivor Losses and Anticipated Losses, (ii) the basis therefor, and (iii) the amounts of shares suspended (or to be suspended) from the Holdback as a result thereof. The amount of shares in the Holdback to be suspended pursuant to this Section 8.5 shall be reduced by any cash payment made by the Shareholders toward any Subject Payment Obligation (which cash payment shall be accompanied by a written notice specifying and describing in reasonable detail the Subject Payment Obligation in respect of which the cash payment was made) after the Shareholders receipt of the subject Indemnification Notice and on or before the next Holdback Payment Date following receipt of such Indemnification Notice (it being understood that the Shareholders' option to pay cash in respect of a Subject Payment Obligation pursuant to this sentence in lieu of having shares in the Holdback suspended shall not be deemed, as between the parties,
(I) to reduce the amount of a Subject Payment Obligation beyond the amount of cash so paid or (II) otherwise to settle any disputed portion of the Subject Payment Obligation not satisfied in cash). The balance of any Subject Payment Obligation due on a Holdback Payment Date, after the foregoing deductions and after making appropriate adjustment as between the Shareholders to give effect to any and all indemnification obligations satisfied from the Holdback arising from a breach of any of the Several Representations and Covenants, shall be paid on such Holdback Payment Date.

                  (b) Upon the adjudication, resolution or other conclusive determination of the amount of Survivor Losses, if any, sustained in respect of the events underlying an Indemnification Notice, Surviving Corporation shall offset any such Survivor Loss against the amount of shares then suspended from the Holdback. To the extent that the aggregate amount of all Survivor Losses sustained in respect of the events underlying an Indemnification Notice are determined to be less than the amount of shares previously suspended from transfer in respect of such Indemnification Notice, Surviving Corporation shall promptly transfer the balance due to the Shareholders.

         SECTION 8.6 No Claim Against Surviving Corporation/Company. In no event following Closing may any Shareholder seek or assert any claim whatsoever, whether for contribution or otherwise, against Surviving Corporation arising out of any facts or any action or failure to act by the Company or a Shareholder existing or occurring prior to or as of the Closing, including, without limitation, based upon any breach of any representation, warranty, covenant or condition herein by the Company or a Shareholder, whether by way of contribution based upon the gross negligence or willful misconduct of the Company or a Shareholder, or otherwise. If, notwithstanding the foregoing, it is judicially determined that the Surviving Corporation is liable to any Shareholder in respect of such breach, then each of the Shareholders shall contribute to the Surviving Corporation the amount for which Surviving Corporation has been held liable multiplied by the percentage of the aggregate Merger Consideration received by such Shareholder.

         SECTION 8.7 Accounts Receivable. If any claim by Surviving Corporation for indemnification arises out of a failure to collect a Collectible Account Receivable within the time period set forth in Section 4.14, the Surviving Corporation shall continue to use reasonable efforts to collect said receivable, and, if the Surviving Corporation subsequently receives any payment from the account debtor on such account, such payment shall be credited, net of costs of collection (which costs shall be a Survivor Loss), against aggregate Survivor Losses or, if the Shareholders have previously and actually paid an indemnification claim to Surviving Corporation with respect thereto, the payment received from the account debtor on such account shall be paid over to the Shareholders upon receipt thereof by the Surviving Corporation. To the extent Shareholders have actually paid an indemnification claim to Surviving Corporation due to the failure to collect a Collectible Account Receivable within the time period set forth in Section 4.14(b), the Shareholders, acting together, may request that the subject Account Receivable be assigned to the Shareholders for collection.

         SECTION 8.8 Payment by Indemnified Party. The Indemnifying Party shall be entitled to receive payment from the Indemnified Party of an amount equal to any Tax reductions or refund actually realized, or insurance proceeds actually paid to the Indemnified Party solely as a result of the Indemnified Party having incurred such Loss; provided, that the Indemnifying Party shall have paid to the Indemnified Party the full amount of such Losses. Nothing herein shall obligate the

Indemnified Party, in the exercise of his/its good faith reasonable business judgment, to make any claim for a Tax refund or an insurance recovery.

         SECTION 8.9 Duration of Indemnification. Liability for indemnification under this Article VIII shall expire as provided in Section 9.4 below except with respect to claims for indemnification asserted pursuant to this Article VIII prior to the dates set forth in Section 9.4, in which event such liability shall survive until such claim is finally determined and any indemnification payment due is made.


                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.1 Confidentiality; Public Announcements. Except for public disclosures required by applicable securities laws, no party shall issue any press release or make any reference to the closing or to the transactions contemplated hereby to any third party except with the prior written consent of the other parties. The parties shall coordinate and cooperate the announcement of the Closing and the filing of Parent's Current Report on Form 8-KSB in connection therewith, as to both the manner and content thereof.

         SECTION 9.2 Notices. All notices and other communications hereunder will be in writing and will be given by delivery in person, telegram, telex, facsimile or other standard form of telecommunications, by reputable overnight courier, or by registered or certified mail, return receipt requested, to the parties as follows:

         Parent and Surviving     Transition Analysis Component Technology, Inc.
         Corporation              22700 Savi Ranch Parkway
                                  Yorba Linda, California  92657
                                  Attn: Malcolm A. Baca

         With copy to:            Morrison Cohen Singer & Weinstein, LLP
                                  750 Lexington Avenue
                                  New York, NY 10022
                                  Attn: Henry A. Singer, Esq.

                                                  and

                                  Martin S. Fawer
                                  c/o Zing Technologies, Inc.
                                  115 Stevens Avenue
                                  Valhalla, NY 10585

         If to Shareholders:      Jeff Hanser
                                  Bruce L. Blackford
                                  3465 Camino del Rio South, Suite 430
                                  San Diego, CA 92108

         With copy to:            Gray Cary Ware & Freidenrich
                                  4365 Executive Drive, Suite 1600
                                  San Diego, California 92121-2189
                                  Attention: Knox Bell, Esq.

Notice given by mail shall be deemed given three business days after deposit with the United States Postal Service and one business day after delivery into the custody and control of an overnight courier service for next day delivery.

         SECTION 9.3 Rights Confined to Parties. Nothing expressed or implied herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto, and their successors and assigns as permitted hereunder, any right, remedy, or claim under or by reason of this Agreement or of any term, covenant, or condition hereto, and all the terms, covenants, condi tions, promises, and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns as permitted hereunder.

         SECTION 9.4 Survival. Except as otherwise specifically provided herein all representa tions, warranties and covenants shall survive the Closing, regardless of any inspection or discovery, whether by reason of due diligence or otherwise, for a period of two years from Closing, except that

                  (a) (i) representations, warranties and covenants with respect to ERISA, title to assets and the Company Common Stock, and the authorization, enforceability and validity of the execution and performance of this Agreement, and (ii) agreements between the Shareholders (and no other party or parties) shall survive indefinitely and

                  (b) representations, warranties and covenants with respect to Taxes shall survive for the maximum duration of the applicable statute of limitations.

         SECTION 9.5 Entire Agreement. This Agreement, together with the agreements entered into in accordance with the terms hereof and contemplated hereby and the Exhibits, Disclosure Schedules, and Schedules hereto, constitute the entire understanding between the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements between the parties hereto with respect to the subject matter hereof, including, without limitation, that certain letter of intent dated July 10, 1997 among the Shareholders, the Company and Parent.

         SECTION 9.6 Assignment. This Agreement is not assignable and any purported assignment shall be null and void and of no effect, provided that the Surviving Corporation shall be free to assign its rights, duties and obligations under this Agreement without the prior consent of any Shareholder or other Person.

         SECTION 9.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision in such jurisdiction or the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9.8 Effect of Headings. The Article, Section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

         SECTION 9.9 Governing Law; Jurisdiction. The provisions of this Agreement, and all the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

         SECTION 9.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

         SECTION 9.11 Spouse's Interest in Stock.

                  (a) Although each Shareholder's spouse is not a record owner of any outstanding stock of the Company, such spouse may have an interest in the shares standing in the name of a Shareholder by reason of the California community property laws, or otherwise. The parties intend that this Agreement shall apply to any such interest which may exist without determining either the existence or extent of any such interest, and the spouse of each Shareholder agrees to be bound by all of the terms and conditions of this Agreement and shall execute the signature page of this Agreement.

                  (b) Each Shareholder's spouse by her signature below consents to the terms of this Agreement and will take all action necessary to carry out its terms. This consent is given with knowledge that said shares which are the subject of this Agreement held in each Shareholder's name may constitute community property over which community property Shareholder's spouse has equal management and control with the Shareholder.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or other representatives thereunto duly authorized, as of the date first above written.

                               TRANSITION ANALYSIS
                           COMPONENT TECHNOLOGY, INC.



                            By: /s/ Martin S. Fawer
                               --------------------------------------
                                 Name:   Martin S. Fawer
                                 Title:  Chief Financial Officer


                            RESEARCH TECHNOLOGY ANALYSIS CORP.



                            By: /s/ Martin S. Fawer
                               --------------------------------------
                                 Name:   Martin S. Fawer
                                 Title:  Chief Financial Officer

                            /s/ Jeff Hanser
                            -----------------------------
                            Jeff Hanser, Shareholder


                            -----------------------------

                            /s/ Bruce L. Blackford
                            -----------------------------
                            Bruce L. Blackford,  Shareholder


                            -----------------------------



                            RESEARCH ANALYSIS CORPORATION


                            By: /s/ Jeff Hanser
                                -------------------------
                                 Name:  Jeff Hanser
                                 Title: President

                                TABLE OF CONTENTS


DEFINITIONS ARTICLE............................................................1

ARTICLE I

   THE MERGER..................................................................5
   SECTION 1.1   The Merger....................................................5
   SECTION 1.2   Effective Time of the Merger..................................5

ARTICLE II

   ORGANIZATIONAL MATTERS......................................................6
   SECTION 2.1   Certificate of Incorporation..................................6
   SECTION 2.2   By-Laws.......................................................6
   SECTION 2.3   Directors.....................................................6

ARTICLE III

   CONVERSION OF SHARES........................................................6
   SECTION 3.1   Conversion of Company Common Stock  in the Merger.............6
   SECTION 3.2   Conversion of Acquisition Co. Shares..........................7
   SECTION 3.3   Exchange of Certificates......................................7
   SECTION 3.4   No Fractional Securities......................................7
   SECTION 3.5   Closing. .....................................................7
   SECTION 3.6   Holdback......................................................8
   SECTION 3.7   Value of Options..............................................8

ARTICLE IV

   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY AND
   SHAREHOLDERS................................................................8
   SECTION 4.1   Organization and Authorization................................8
   SECTION 4.2   Enforceable Obligation........................................9
   SECTION 4.3   Capitalization................................................9
   SECTION 4.4   Governing Instruments........................................10
   SECTION 4.5   Clear Title to Shares........................................10
   SECTION 4.6   Title to Assets; Condition; Possession under Lease; Assets...10
   SECTION 4.7   Litigation; Observance of Statutes, Regulations and Orders...12
   SECTION 4.8   Licenses, Permits, Etc.......................................13
   SECTION 4.9   Taxes and Tax Returns........................................13
   SECTION 4.10  Financial Statements of the Company..........................15
   SECTION 4.11  Conduct of the Business......................................16
   SECTION 4.12  Officers and Directors.......................................17
   SECTION 4.13  Liabilities..................................................17

   SECTION 4.14  Collectibility of Accounts Receivable; Net Current Assets....18
   SECTION 4.15  No Default or Event of Default...............................19
   SECTION 4.16  No Right of Action...........................................19
   SECTION 4.17  ERISA Compliance.............................................19
   SECTION 4.18  Investment Company Act; Public Utility Holding Company Act. .21
   SECTION 4.19  Agreements...................................................21
   SECTION 4.20  Environmental Liability......................................22
   SECTION 4.21  Insurance....................................................22
   SECTION 4.22  Employment Agreements........................................23
   SECTION 4.23  Labor Disputes...............................................23
   SECTION 4.24  Collective Bargaining Agreements.............................23
   SECTION 4.25  Subsidiaries. ...............................................23
   SECTION 4.26  Intellectual Property........................................23
   SECTION 4.27  Books and Records;  Audits and Investigations................25
   SECTION 4.28  Bank Accounts................................................25
   SECTION 4.29  Finders and Investment Bankers...............................25
   SECTION 4.30  Margin Stock.................................................25
   SECTION 4.31  Investment Representation....................................25
   SECTION 4.32  Full Disclosure. ............................................26

ARTICLE V

   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARENT....................26
   SECTION 5.1   Organization and Authorization...............................26
   SECTION 5.2   Litigation; Observance of Orders.............................26
   SECTION 5.3   Transactions are Legal and Authorized; Enforceable
                 Obligation...................................................27
   SECTION 5.4   Governmental Consents........................................27
   SECTION 5.5   Registration Statement; Conduct of Parent's Business;
                 Information Regarding Spinoff. ..............................27
   SECTION 5.6   Capitalization...............................................28

ARTICLE VI

   COVENANTS..................................................................29
   SECTION 6.1   Tax Treatment................................................29
   SECTION 6.2   Employee Benefits. ..........................................29
   SECTION 6.3   Expenses.....................................................29
   SECTION 6.4   Securities Exchange Act of 1934, as amended Compliance. .....29
   SECTION 6.5   August 31, 1997 Company Balance Sheet........................29
   SECTION 6.6   Commercial Library Development and Staffing. ................30
   SECTION 6.7   Tax Indemnification..........................................31
   SECTION 6.8   Lock-Up of Parent Common Stock...............................31
   SECTION 6.9   Shareholder Restrictive Covenants............................32

ARTICLE VII

   THE CLOSING................................................................34


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   SECTION 7.1   Documents to be Delivered at Closing by Shareholders and
                 the Company..................................................34
   SECTION 7.2   Documents to be delivered by Parent..........................35

ARTICLE VIII

   INDEMNIFICATION............................................................36
   SECTION 8.1   Indemnification by Shareholders..............................36
   SECTION 8.2   Indemnification by Surviving Corporation.....................37
   SECTION 8.3   "Losses" and "Covered Actions"...............................38
   SECTION 8.4   Loss Indemnity Procedure.  ..................................38
   SECTION 8.5   Holdback Offset Procedure. ..................................39
   SECTION 8.6   No Claim Against Surviving Corporation/Company...............40
   SECTION 8.7   Accounts Receivable..........................................40
   SECTION 8.8   Payment by Indemnified Party.................................40
   SECTION 8.9   Duration of Indemnification..................................41

ARTICLE IX

   MISCELLANEOUS..............................................................41
   SECTION 9.1   Confidentiality; Public Announcements........................41
   SECTION 9.2   Notices......................................................41
   SECTION 9.3   Rights Confined to Parties...................................42
   SECTION 9.4   Survival.....................................................42
   SECTION 9.5   Entire Agreement.............................................42
   SECTION 9.6   Assignment...................................................42
   SECTION 9.7   Severability.................................................43
   SECTION 9.8   Effect of Headings...........................................43
   SECTION 9.9   Governing Law; Jurisdiction..................................43
   SECTION 9.10  Counterparts.................................................43
   SECTION 9.11  Spouse's Interest in Stock...................................43

                                    EXHIBITS

Exhibit A     -   Parent Employment Agreements
Exhibit B     -   Certificate of Merger
Exhibit C     -   Certificate of Incorporation
Exhibit D     -   The Options
Exhibit E     -   Opinion of Company's and Shareholders' Counsel
Exhibit F     -   Opinion of Parent's Counsel



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                              DISCLOSURE SCHEDULES

Schedule 4.2  -   Enforceable Obligation
Schedule 4.3  -   Capitalization
Schedule 4.6  -   Title to Assets; Condition, Possession under Lease; Assets
Schedule 4.7  -   Litigation; Observance of Statutes, Regulations and Orders
Schedule 4.8  -   Licenses, Permits, Etc.
Schedule 4.9  -   Taxes and Tax Returns
Schedule 4.10 -   Financial Statements of the Company
Schedule 4.11 -   Conduct of  the Business
Schedule 4.12 -   Officers and Directors
Schedule 4.13 -   Liabilities
Schedule 4.15 -   No Default or Event of Default
Schedule 4.17 -   ERISA Compliance
Schedule 4.19 -   Agreements
Schedule 4.20 -   Environmental Liability
Schedule 4.21 -   Insurance
Schedule 4.22 -   Employment Agreements
Schedule 4.25 -   Subsidiaries
Schedule 4.26 -   Intellectual Property
Schedule 4.27 -   Books and Records; Audits and Investigations
Schedule 4.28 -   Bank Accounts


                                OTHER SCHEDULES

Schedule 5.1  -   Organization and Authorization
Schedule 6.6  -   Terms of Employment